Exhibit 99.2
BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share data) (Unaudited)

	13 weeks ended		26 weeks ended
	October 26, 2024	October 28, 2023	October 26, 2024	October 28, 2023
Sales:
Product sales and other	$559,674	$569,698	$810,600	$822,348
Rental income	42,448	40,681	54,953	52,192
Total sales	602,122	610,379	865,553	874,540
Cost of sales (exclusive of depreciation and amortization expense):
Product and other cost of sales	442,092	451,953	651,517	658,967
Rental cost of sales	22,387	22,184	29,187	28,697
Total cost of sales	464,479	474,137	680,704	687,664
Gross profit	137,643	136,242	184,849	186,876
Selling and administrative expenses	72,940	85,961	139,963	163,437
Depreciation and amortization expense	8,530	10,175	21,587	20,428
Loss on extinguishment of debt (a)	—	—	55,233	—
Restructuring and other charges (a)	(150)	4,274	3,468	8,907
Operating income (loss)	56,323	35,832	(35,402)	(5,896)
Interest expense, net	5,463	10,664	13,081	18,918
Income (loss) from continuing operations before income taxes	50,860	25,168	(48,483)	(24,814)
Income tax expense (benefit)	1,125	314	1,261	303
Income (loss) from continuing operations	$49,735	$24,854	$(49,744)	$(25,117)
Loss from discontinued operations, net of tax of $0, $0, $0 and $20, respectively	$—	$(674)	$—	$(1,091)
Net income (loss)	$49,735	$24,180	$(49,744)	$(26,208)

Earnings (loss) per Common Stock:
Basic:
Continuing operations	$1.87	$9.36	$(2.48)	$(9.47)
Discontinued operations	$—	$(0.25)	$—	$(0.41)
Total Basic Earnings (Loss) per share	$1.87	$9.11	$(2.48)	$(9.88)
Weighted average common shares outstanding - Basic	26,527	2,655	20,019	2,651

Diluted:
Continuing operations	$1.87	$9.36	$(2.48)	$(9.47)
Discontinued operations	$—	$(0.25)	$—	$(0.41)
Total Diluted Earnings (Loss) per share	$1.87	$9.11	$(2.48)	$(9.88)
Weighted average common shares outstanding - Diluted	26,542	2,655	20,019	2,651

(a)     For additional information, see the Notes in the Non-GAAP disclosure information of this Press Release.

	13 weeks ended		26 weeks ended
	October 26, 2024	October 28, 2023	October 26, 2024	October 28, 2023
Percentage of sales:
Sales:
Product sales and other	93.0%	93.3%	93.7%	94.0%
Rental income	7.0%	6.7%	6.3%	6.0%
Total sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (exclusive of depreciation and amortization expense):
Product and other cost of sales (a)	79.0%	79.3%	80.4%	80.1%
Rental cost of sales (a)	52.7%	54.5%	53.1%	55.0%
Total cost of sales	77.1%	77.7%	78.6%	78.6%
Gross profit	22.9%	22.3%	21.4%	21.4%
Selling and administrative expenses	12.1%	14.1%	16.2%	18.7%
Depreciation and amortization expense	1.4%	1.7%	2.5%	2.3%
Loss on extinguishment of debt	—%	—%	6.4%	—%
Restructuring and other charges	—%	0.7%	0.4%	1.0%
Operating income (loss)	9.4%	5.8%	(4.1)%	(0.6)%
Interest expense, net	0.9%	1.7%	1.5%	2.2%
Income (loss) from continuing operations before income taxes	8.5%	4.1%	(5.6)%	(2.8)%
Income tax expense (benefit)	0.2%	0.1%	0.1%	—%
Income (loss) from continuing operations	8.3%	4.0%	(5.7)%	(2.8)%

(a)     Represents the percentage these costs bear to the related sales, instead of total sales.

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except per share data)  (Unaudited)

	October 26, 2024	October 28, 2023
ASSETS
Current assets:
Cash and cash equivalents	$11,619	$15,008
Receivables, net	275,847	221,805
Merchandise inventories, net	315,469	364,292
Textbook rental inventories	49,672	51,840
Prepaid expenses and other current assets	33,425	63,410
Total current assets	686,032	716,355
Property and equipment, net	44,926	61,403
Operating lease right-of-use assets	210,271	246,531
Intangible assets, net	85,137	104,026
Other noncurrent assets	25,684	16,664
Total assets	$1,052,050	$1,144,979
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$298,952	$385,895
Accrued liabilities	99,670	112,075
Current operating lease liabilities	124,939	126,426
Total current liabilities	523,561	624,396
Long-term deferred taxes, net	2,050	1,936
Long-term operating lease liabilities	129,748	160,185
Other long-term liabilities	14,334	18,625
Long-term borrowings	177,551	233,873
Total liabilities	847,244	1,039,015
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value; authorized, 5,000 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value; authorized, 200,000 shares; issued, 27,313 and 558 shares, respectively; outstanding, 27,286 and 531 shares, respectively	273	558
Additional paid-in-capital	933,400	747,518
Accumulated deficit	(706,311)	(619,564)
Treasury stock, at cost	(22,556)	(22,548)
Total stockholders' equity	204,806	105,964
Total liabilities and stockholders' equity	$1,052,050	$1,144,979

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Non-GAAP Information (a)
(In thousands) (Unaudited)

Consolidated Adjusted Earnings (non-GAAP) (a) - Continuing Operations	13 weeks ended		26 weeks ended
	October 26, 2024	October 28, 2023	October 26, 2024	October 28, 2023
Net income (loss) from continuing operations	$49,735	$24,854	$(49,744)	$(25,117)
Reconciling items (below)	1,105	5,073	59,093	10,663
Adjusted Earnings (non-GAAP)	$50,840	$29,927	$9,349	$(14,454)

Reconciling items
Loss on extinguishment of debt (b)	$—	$—	$55,233	$—
Restructuring and other charges (c)	(150)	4,274	3,468	8,907
Stock-based compensation expense (non-cash)	1,255	799	392	1,756
Reconciling items (d)	$1,105	$5,073	$59,093	$10,663

Consolidated Adjusted EBITDA (non-GAAP) (a) - Continuing Operations	13 weeks ended		26 weeks ended
	October 26, 2024	October 28, 2023	October 26, 2024	October 28, 2023
Net income (loss) from continuing operations	$49,735	$24,854	$(49,744)	$(25,117)
Add:
Depreciation and amortization expense	8,530	10,175	21,587	20,428
Interest expense, net	5,463	10,664	13,081	18,918
Income tax expense (benefit)	1,125	314	1,261	303
Loss on extinguishment of debt (b)	—	—	55,233	—
Restructuring and other charges (c)	(150)	4,274	3,468	8,907
Stock-based compensation expense (non-cash)	1,255	799	392	1,756
Adjusted EBITDA (Non-GAAP) - Continuing Operations	$65,958	$51,080	$45,278	$25,195

(a)    For additional information, see "Use of Non-GAAP Financial Information" in the Non-GAAP disclosure information of this Press Release.
(b) We recognized a loss on extinguishment of debt of $55.2 million in the condensed consolidated statement of operations in connection with the June 10, 2024 Term Loan debt conversion, which represents the difference between the debt fair value and net carrying value, plus unamortized deferred financing costs related to the Term Loan.
(c)    Restructuring and other charges are comprised primarily of professional service costs for restructuring and process improvements, including costs related to evaluating strategic alternatives, and severance and other employee termination and benefit costs associated with the elimination of various positions as part of cost reduction objectives.
(d)    There is no pro forma income effect of the non-GAAP items.

Free Cash Flow (non-GAAP) (a)

	13 weeks ended		26 weeks ended
	October 26, 2024	October 28, 2023	October 26, 2024	October 28, 2023
Net cash flows provided by (used in) operating activities	$47,410	$72,698	$(96,582)	$(47,160)
Less:
Capital expenditures (b)	3,058	3,977	6,528	8,196
Cash interest paid	5,134	7,576	9,866	13,972
Cash taxes (refund) paid	(2,289)	43	(2,085)	388
Free Cash Flow (non-GAAP)	$41,507	$61,102	$(110,891)	$(69,716)

(a)    For additional information, see "Use of Non-GAAP Financial Information" in the Non-GAAP disclosure information of this Press Release.
(b)    Purchases of property and equipment are also referred to as capital expenditures. Our investing activities consist principally of capital expenditures for contractual capital investments associated with renewing existing contracts, new store construction, digital initiatives and enhancements to internal systems and our website. The following table provides the components of total purchases of property and equipment:

Capital Expenditures	13 weeks ended		26 weeks ended
	October 26, 2024	October 28, 2023	October 26, 2024	October 28, 2023
Physical store capital expenditures	$1,386	$1,743	$3,350	$3,948
Product and system development	1,548	1,697	2,708	3,460
Other	124	537	470	788
Total Capital Expenditures	$3,058	$3,977	$6,528	$8,196

Use of Non-GAAP Financial Information - Adjusted Earnings, Adjusted EBITDA, and Free Cash Flow

To supplement the Company’s condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), the Company uses the financial measures of Adjusted Earnings, Adjusted EBITDA, and Free Cash Flow, which are non-GAAP financial measures under Securities and Exchange Commission (the "SEC") regulations. We define Adjusted Earnings as net income (loss) adjusted for certain reconciling items that are subtracted from or added to net income (loss). We define Adjusted EBITDA as net income (loss) plus (1) depreciation and amortization; (2) interest expense and (3) income taxes, (4) as adjusted for items that are subtracted from or added to net income (loss). We define Free Cash Flow as Cash Flows from Operating Activities less capital expenditures, cash interest and cash taxes.

These non-GAAP measures have been reconciled to the most comparable financial measures presented in accordance with GAAP as follows: the reconciliation of Adjusted Earnings to net income (loss); the reconciliation of consolidated Adjusted EBITDA to consolidated net income (loss); and the reconciliation of Free Cash Flow to Cash Flows from Operating Activities. All of the items included in the reconciliations are either (i) non-cash items or (ii) items that management does not consider in assessing our on-going operating performance.

These non-GAAP financial measures are not intended as substitutes for and should not be considered superior to measures of financial performance prepared in accordance with GAAP. In addition, the Company's use of these non-GAAP financial measures may be different from similarly named measures used by other companies, limiting their usefulness for comparison purposes.

We review these non-GAAP financial measures as internal measures to evaluate our performance at a consolidated level to manage our operations. We believe that these measures are useful performance measures which are used by us to facilitate a comparison of our on-going operating performance on a consistent basis from period-to-period. We believe that these non-GAAP financial measures provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone, as they exclude certain items that management believes do not reflect the ordinary performance of our operations in a particular period. Our Board of Directors and management also use Adjusted EBITDA at a consolidated level as one of the primary methods for planning and forecasting expected performance, for evaluating on a quarterly and annual basis actual results against such expectations, and as a measure for performance incentive plans. We believe that the inclusion of Adjusted Earnings and Adjusted EBITDA results provides investors useful and important information regarding our operating results, in a manner that is consistent with management’s evaluation of business performance. We believe that Free Cash Flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements and assists investors in their understanding of our operating profitability and liquidity as we manage the business to maximize margin and cash flow.

The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Form 10-K dated April 27, 2024 filed with the SEC on July 1, 2024, which includes consolidated financial statements for each of the three years for the period ended April 27, 2024, April 29, 2023, and April 30, 2022 (Fiscal 2024, Fiscal 2023, and Fiscal 2022, respectively). The Company also urges investors to carefully review the financial information included as part of the Company’s Quarterly Report on Form 10-Q for the period ended July 27, 2024, filed with the SEC on September 10, 2024 and the Form 10-Q for the period ended October 26, 2024, filed with the SEC on December 9, 2024. We do not provide a reconciliation of forward-looking non-GAAP financial metrics, because reconciling information is not available without an unreasonable effort, such as attempting to make assumptions that cannot reasonably be made on a forward-looking basis to determine the corresponding GAAP metric.

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flow  (Unaudited)
(In thousands, except per share data)

	26 weeks ended
	October 26, 2024	October 28, 2023
Cash flows from operating activities:
Net loss	$(49,744)	$(26,208)
Less: Loss from discontinued operations, net of tax	—	(1,091)
Loss from continuing operations	(49,744)	(25,117)
Adjustments to reconcile net loss from continuing operations to net cash flows from operating activities from continuing operations:
Depreciation and amortization expense	21,587	20,428
Amortization of deferred financing costs	3,333	4,406
Loss on extinguishment of debt	55,233	—
Deferred taxes	762	97
Stock-based compensation expense	392	1,756
Non-cash interest expense (paid-in-kind)	—	863
Changes in operating lease right-of-use assets and liabilities	2,538	1,826
Changes in other long-term assets and liabilities, net	1,287	(2,311)
Changes in other operating assets and liabilities, net:
Receivables, net	(171,737)	(129,293)
Merchandise inventories	28,568	(41,313)
Textbook rental inventories	(16,680)	(21,491)
Prepaid expenses and other current assets	4,282	2,756
Accounts payable and accrued liabilities	23,597	140,233
Changes in other operating assets and liabilities, net	(131,970)	(49,108)
Net cash flows used in operating activities from continuing operations	(96,582)	(47,160)
Net cash flows used in operating activities from discontinued operations	—	(3,939)
Net cash flow used in operating activities	$(96,582)	$(51,099)
Cash flows from investing activities:
Purchases of property and equipment	$(6,528)	$(8,196)
Net change in other noncurrent assets	792	78
Net cash flows used in investing activities from continuing operations	(5,736)	(8,118)
Net cash flows provided by investing activities from discontinued operations	—	21,395
Net cash flow (used in) provided by investing activities	$(5,736)	$13,277
Cash flows from financing activities:
Proceeds from borrowings	$455,044	$284,698
Repayments of borrowings	(442,461)	(233,970)
Proceeds from Private Equity Investment	50,000	—
Proceeds from Rights Offering	45,000	—
Proceeds from sales of Common Stock under ATM facility, net of commissions	9,590	—
Payment of equity issuance costs	(9,702)	—
Payment of deferred financing costs	(5,569)	(9,381)
Purchase of treasury shares	(4)	(172)

Proceeds from principal stockholder expense reimbursement	1,190	—
Payment of finance lease principal	(398)	—
Net cash flows provided by financing activities from continuing operations	102,690	41,175
Net cash flows provided by financing activities from discontinued operations	—	—
Net cash flows provided by financing activities	$102,690	$41,175
Net increase in cash, cash equivalents and restricted cash	$372	$3,353
Cash, cash equivalents and restricted cash at beginning of period	28,570	31,988
Cash, cash equivalents, and restricted cash at end of period	28,942	35,341
Less: Cash, cash equivalents, and restricted cash of discontinued operations at end of period	—	—
Cash, cash equivalents, and restricted cash of continuing operations at end of period	$28,942	$35,341